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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

August 11, 1998

We consent to the incorporation by reference in the registration statement of Giga-tronics, Inc. on Form S-3 (File no. 333.50091) of our report, which includes an explanatory paragraph regarding the restatement of the 1996 financial statements to reflect various prior period adjustments, dated June 5, 1998, on our audits of the financial statements of Microsource, Inc. as of December 31, 1997 and 1996 and for the years then ended, included in the company's Current Report on Form 8-K filed on July 28, 1998. We also consent to the reference to our firm under the caption "Experts."

/s/ PricewaterhouseCoopers LLP                        San Francisco, California